EXHIBIT 23.5
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) and in this Registration Statement on Form S-8 of Safety Components International, Inc. ("SCI") of our report dated July 10, 1997 on our audit of the financial statements of the Air Restraint/Industrial Fabrics Division of JPS Textile Group, Inc. for the period from December 26, 1993 to June 28, 1994, included in SCI's Current Report on Form 8-K, dated August 7, 1997, as amended on October 6, 1997.


/s/ Coopers & Lybrand L.L.P.
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Spartanburg, South Carolina
October 21, 1997